Exhibit 99.1

HORNBECK OFFSHORE SERVICES, INC.

Service with Energy

—NEWS RELEASE—

To:	Business Wire, Daily Papers, Trade Press,	For: Immediate Release
Financial and Securities Analysts

Contacts:	Todd Hornbeck, CEO Jim Harp, CFO	(985) 727-6800 (985) 727-6802

Hornbeck Offshore Announces 2004 Annual Meeting of Stockholders

New Orleans, Louisiana – (BUSINESS WIRE) — June 10, 2004 — Hornbeck Offshore Services, Inc. (NYSE:HOS) announced today that its 2004 annual meeting of stockholders will be held on June 30, 2004, at 9:00 a.m. Central Time at the Pan-American Life Conference Center, located at 601 Poydras Street in New Orleans, LA. Stockholders of record as of May 28, 2004 will be entitled to vote at the meeting. A detailed description of the matters to be voted on at the annual meeting was included in a proxy statement that was filed with the Securities and Exchange Commission on June 7, 2004. Copies of the proxy statement, along with the Company’s 2003 Annual Report, were mailed to stockholders this week. The Company invites interested parties to review these documents, which may be found on the Company’s website.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels in the U.S. Gulf of Mexico and select international markets, and is a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges, primarily in the northeastern U.S. and in Puerto Rico. Additional Company information is available at its website at www.hornbeckoffshore.com under the captions, “News” and “Investors.”

Forward-Looking Statements

This news release contains forward-looking statements, including, in particular, statements about Hornbeck Offshore’s plans and intentions. These have been based on the Company’s current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.

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103 Northpark Boulevard, Suite 300	Phone: (985) 727-2000
Covington, Louisiana 70433	Fax: (985) 727-2006